Exhibit 14.1 PIERIS PHARMACEUTICALS, INC. PIERIS PHARMACEUTICALS GMBH CORPORATE CODE OF CONDUCT AND ETHICS AND WHISTLEBLOWER POLICY (EFFECTIVE DATE: MARCH 17, 2021) INTRODUCTION This Corporate Code of Conduct and Ethics and Whistleblower Policy, referred to as the “Code,” is intended to provide our associates, as defined below, with a clear understanding of the principles of business conduct and ethics that are expected of them and to aid them in making ethical and legal decisions when conducting the company’s business and performing day-to-day duties. The standards set forth in the Code apply to us all. The policies and principles contained in this Code are in addition to and not in lieu of the terms and conditions of any employment-related agreements or any additional obligations promulgated by the Company. The Code sets forth minimum standards which supplement, and do not supersede, any other agreement. It does especially not replace (German) statutory law which prevails in any case of discrepancies. Every associate of the company must acknowledge his or her review of, and agreement to comply with, the Code as a condition of his or her relationship with the company (see Appendix A attached hereto). The terms “us” or “associate” as used throughout the Code means (i) every full and part- time employee of the company and its subsidiaries, (ii) all members of the company’s senior management, including the company’s Chief Executive Officer and Chief Financial Officer, and (iii) every member of the company’s Board of Directors, even if such member is not employed by the company. The term “you” means any associate. REPORTING VIOLATIONS UNDER THE CODE; ANTI-RETALIATION PLEDGE It is our responsibility to conduct ourselves in an ethical business manner and to ensure that others do the same. If any one of us violates these standards, he or she can expect a disciplinary response, up to and including termination of any employment or other relationship with the company, and possibly other legal action. If you are aware of any breach of the Code, you are obligated to report violations to the Corporate Compliance Officer, to any member of the Compliance Committee, or to the anonymous Whistleblower Compliance Hotline (the “Hotline”) that the company has retained to receive such reports and forward them directly to the Audit Committee, as described in more detail below. Through establishing a confidential and anonymous option to accept and process such reports, we ensure that the good faith efforts of all of us to comply with the Code are not undermined. The Code contains a clear anti-retaliation pledge, meaning that if you in good faith report a violation of the Code by the company, or its agents acting on behalf of the company, to the Hotline, the Corporate Compliance Officer or another member of the Compliance Committee, the company will undertake to protect you from being fired, demoted, reprimanded or otherwise harmed for reporting the violation, even if the violation involves you, your supervisor, or senior management of the company. Note, however, that while you will not be disciplined for reporting a violation, you may be subject to discipline with respect to the underlying conduct or violation. You are entitled to make the report on a confidential and anonymous basis. To the extent an investigation must be initiated, the company will keep confidential any report you make to the Corporate Compliance Officer or another member of the Compliance Committee to the extent required by applicable law. COMPLYING WITH THE CODE The ultimate responsibility for maintaining our Code rests with each of us. As individuals of personal integrity, we can do no less than to behave in a way that will continue to bring credit to ourselves and our company. Applying these standards to our business lives is an extension of the values by which we are known as individuals and by which we want to be known as a company. To that end, the company has made the Code publicly available on its website. It is our responsibility to conduct ourselves in an ethical business manner and to ensure that others do the same. If any one of us violates these standards, he or she can expect a disciplinary response, up to and including termination of any employment or other relationship with the company, and possibly other legal action. While it is impossible for this Code to describe every situation that may arise, the standards explained in this Code are guidelines that should govern our conduct at all times. If you are confronted with situations not covered by this Code or have questions regarding the matters that are addressed in the Code, you are urged to consult with the Corporate Compliance Officer, a member of the Compliance Committee, or another member of management. Furthermore, the policies set forth in this Code are in addition to other policies of the company that associates must comply with. Copies of these other policies are available from the Human Resources Department or on the company’s Intranet. The provisions of the Code regarding the actions the company will take are guidelines which the company intends to follow. There may be circumstances, however, that in the company’s judgment require different measures or actions and, in such cases, it may act accordingly while still attempting to fulfill the principles underlying this Code. In the case of any inconsistency between the provisions set out in this Code and the rules contained in any mandatory text, laws or interpretive case law applicable to the company and its associates, the latter prevail. In no instance should this Code be interpreted as modifying, amending or otherwise changing any legal text and related legal precedents that apply to the company and its associates.

i Table of Contents Page I. WHISTLEBLOWER POLICY ............................................................................................1 A. Obligation to Report Violations or Suspected Violations ..............................................1 B. Whistleblower Compliance Hotline for Confidential and Anonymous Reporting ........1 C. Anti-Retaliation Pledge ..................................................................................................2 II. IMPLEMENTATION OF THE CODE ...............................................................................2 III. GENERAL REQUIREMENTS ...........................................................................................4 IV. CONFLICTS OF INTEREST ..............................................................................................4 V. PROTECTION AND PROPER USE OF COMPANY ASSETS ........................................6 A. Proper Use of Company Property ..................................................................................6 B. Confidential Information ...............................................................................................7 C. Accurate Records and Reporting ...................................................................................7 D. Document Retention ......................................................................................................8 E. Corporate Advances .......................................................................................................8 VI. FAIR DEALING WITH CUSTOMERS, SUPPLIERS, COMPETITORS, AND ASSOCIATES .....................................................................................................................9 A. Giving Gifts ...................................................................................................................9 B. Receiving Gifts ..............................................................................................................9 C. Unfair Competition ........................................................................................................9 D. Antitrust Concerns .......................................................................................................10 E. Unfair Practices in International Business ...................................................................12 VII. GOVERNMENT RELATIONS ........................................................................................12 A. Government Procurement and Funding .......................................................................12 B. Payments to Officials ...................................................................................................13 C. Political Contributions .................................................................................................13 VIII. COMPLIANCE WITH LAWS, RULES AND REGULATIONS .....................................13 A. Insider Trading Policy ..................................................................................................13 B. Equal Employment Opportunity ..................................................................................14 C. Sexual Harassment Policy ............................................................................................14 D. Health, Safety & Environment Laws ...........................................................................14 E. Health Care Regulations ..............................................................................................15 IX. QUESTIONS UNDER THE CODE AND WAIVER PROCEDURES ............................15 X. FREQUENTLY ASKED QUESTIONS (FAQ’S) REGARDING REPORTING VIOLATIONS UNDER THE CODE, WHISTLEBLOWER POLICY AND HOTLINE 16 APPENDIX A ASSOCIATE’S AGREEMENT TO COMPLY ......................................................................... A-1

I. WHISTLEBLOWER POLICY A. Obligation to Report Violations or Suspected Violations Any associate of the company having any information or knowledge regarding the existence of any violation or suspected violation of the Code has a duty to report the violation or suspected violation to the Hotline (the contact details for which are below), the Corporate Compliance Officer, or any other member of the Compliance Committee. Associates are also encouraged to raise any issues or concerns regarding the company’s business or operations. Failure to report suspected or actual violations is itself a violation of the Code and may subject the associate to disciplinary action, up to and including termination of employment or legal action. Reports may be made on a completely confidential and anonymous basis. To the extent any investigation is necessitated by a report, the company will endeavor to keep the proceedings and the identity of the reporting associate confidential to the fullest extent required by applicable law. Associates are encouraged to pursue all internal reporting channels through completion and reasonably await and consider the results of all internal investigations prior to reporting matters outside of the company. We have instituted the procedures described in this Code, including procedures to make anonymous submissions (a form of internal report), to facilitate the use of internal investigations. Individuals should also consider leaving, but are not required to leave, their name or a contact number when submitting a report. Such information may facilitate a more thorough and efficient investigation. The Corporate Compliance Officer will strive to maintain the integrity and confidentiality of all compliance-related communications. However, in certain circumstances, the identity of the person reporting the issue may become known or may need to be revealed, particularly if federal or state enforcement authorities become involved in the investigation. The company cannot guarantee confidentiality when material evidence of a violation of the law is disclosed or if the person is identified during the normal course of an investigation. B. Whistleblower Compliance Hotline for Confidential and Anonymous Reporting If you are aware of any breach of the Code, you are obligated to report violations to the Corporate Compliance Officer, to any member of the Compliance Committee, or to the Hotline. The Hotline is operated by a third-party service provider, which the company has engaged to receive such reports, the contact details for which are below. You may make such reports on an anonymous and confidential basis by submitting a report to or calling the Hotline. Associates may report to the Hotline any concerns an associate may have with respect to the company, including, but not limited to, concerns with the company’s business or operations, suspected violations of the Code, securities or antifraud laws, accounting issues, any law relating to fraud against shareholders, or any other issue concerning the company and their employment with the company. Reports made to the Hotline will, in turn, be provided directly to the Audit Committee on an anonymous and confidential basis. The Hotline may be reached 24 hours a day, 7 days a week as follows:

2 Primary Website: www.lighthouse-services.com/pieris Toll-Free Telephone Number (U.S. & Canada): 1-833-740-0003 Telephone Number (All Other Countries): 1-800-603-2869 C. Anti-Retaliation Pledge Any associate who in good faith reports a suspected violation under the Code by the company, or its agents acting on behalf of the company, or who in good faith raises issues or concerns regarding the company’s business or operations, to the Hotline, the Corporate Compliance Officer or any other member of the Compliance Committee, may not be fired, demoted, reprimanded or otherwise harmed for, or because of, the reporting of the suspected violation, issues or concerns, regardless of whether the suspected violation involves the associate, the associate’s supervisor or senior management of the company. In addition, any associate who in good faith reports a suspected violation under the Code which the associate reasonably believes constitutes a violation of a federal statute by the company, or its agents acting on behalf of the company, to a federal regulatory or law enforcement agency, may not be reprimanded, discharged, demoted, suspended, threatened, harassed or in any manner discriminated against in the terms and conditions of the associate’s employment for, or because of, the reporting of the suspected violation, regardless of whether the suspected violation involves the associate, the associate’s supervisor or senior management of the company. II. IMPLEMENTATION OF THE CODE The following questions and answers address the company’s implementation of the Code. The company has attempted to design procedures that ensure maximum confidentiality, anonymity, and, most importantly, freedom from the fear of retaliation for complying with and reporting violations under the Code. In addition, each associate shall sign the Associate’s Agreement to Comply with the Code in substantially the form attached as Appendix A hereto. Q: Who is responsible for administering, updating and enforcing the Code? A: The company’s Board of Directors has appointed a Corporate Compliance Officer and a Compliance Committee that includes the Corporate Compliance Officer and at least one additional member to administer, update and enforce the Code. Ultimately, the Board of Directors of the company must ensure that the Corporate Compliance Officer and the Compliance Committee fulfill their responsibilities. The Corporate Compliance Officer has overall responsibility for overseeing the implementation of the Code. Specific responsibilities of the position are to: • Develop the Code based on legal requirements, regulations and ethical considerations that are raised in the company’s operations;

3 • Ensure that the Code is distributed to all associates and that all associates acknowledge the principles of the Code; • Work with the company’s Audit Committee to provide a reporting mechanism so that associates have a confidential and anonymous method of reporting not only suspected violations of the Code but concerns regarding federal securities or antifraud laws, accounting issues, or any federal law relating to fraud against shareholders; • Implement a training program to ensure that associates are aware of and understand the Code; • Audit and assess compliance with the Code; • Serve as a point person for reporting violations and asking questions under the Code; and • Revise and update the Code as necessary to respond to detected violations and changes in the law. The Compliance Committee is comprised of the Corporate Compliance Officer, and at least one additional member selected from a representative from the Human Resources Department, a representative from the Finance Department, a representative from the Legal Department and/or a member of the executive management team. The primary responsibilities of the Compliance Committee are to: • Assist the Corporate Compliance Officer in developing and updating the Code; • Develop internal procedures to monitor and audit compliance with the Code; • Serve as point persons for reporting violations and asking questions under the Code; • Set up a mechanism for anonymous reporting of suspected violations of the Code by associates and refer, when appropriate, such reports to the Audit Committee; • Conduct internal investigations, with the assistance of counsel, of suspected compliance violations; • Evaluate disciplinary action for associates who violate the Code; • In the case of more severe violations of the Code, make recommendations regarding disciplinary action to the Board of Directors or a committee thereof; and • Evaluate the effectiveness of the Code and improve the Code. The Compliance Committee will provide a summary of all matters considered under the Code to the Board of Directors or a committee thereof at each regular meeting thereof, or sooner

4 if warranted by the severity of the matter. All proceedings and the identity of the person reporting will be kept confidential to the extent required by applicable law. Q: How can I contact the Corporate Compliance Officer and the Compliance Committee? A: The names, email addresses and phone numbers of the Corporate Compliance Officer and each member of the Compliance Committee are listed below. Any one of these individuals can assist you in answering questions or reporting violations or suspected violations under the Code. Ahmed Mousa, General Counsel Corporate Compliance Officer +1-857-250-0363 mousa@pieris.com Tom Bures, VP Finance Compliance Committee Member +1-857-957-3581 bures@pieris.com The members of the Compliance Committee may change from time to time. You are encouraged to consult the copy of the Code that is included on the company’s website to obtain the most current membership of the Compliance Committee. III. GENERAL REQUIREMENTS Each associate of the company is expected to be honest, fair, and accountable in all business dealings and obligations, and to ensure: • the ethical handling of conflicts of interest between personal and professional relationships; • full, fair, accurate, timely and understandable disclosure in the reports required to be filed by the company with the Securities and Exchange Commission and in other public communications made by the company; and • compliance with applicable governmental laws, rules and regulations. IV. CONFLICTS OF INTEREST Associates should avoid any situation that may involve, or even appear to involve, a conflict between their personal interests and the interests of the company. In dealings with current or potential customers, suppliers, contractors, and competitors, each associate should act in the best interests of the company to the exclusion of personal advantage. Immediate family members of associates, executive officers and directors are also covered in certain circumstances. For purposes of this section, a “significant” amount or interest shall be deemed to be any amount in excess of $120,000 and an “immediate family member” in respect of any person means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person.

5 Associates and, in certain circumstances, their immediate family members, are prohibited from any of the following activities which could represent an actual or perceived conflict of interest: • No associate or immediate family member of an associate shall have a significant financial interest in, or obligation to, any outside enterprise which does or seeks to do business with the company or which is an actual or potential competitor of the company, without prior approval of the Compliance Committee, or in the case of executive officers or members of the Board of Directors, the full Board of Directors or a committee thereof; provided however, that this provision shall not prevent any associate from investing in any mutual fund or owning up to 1% of the outstanding stock of any publicly traded company. • No associate shall conduct a significant amount of business on the company’s behalf with an outside enterprise which does or seeks to do business with the company if an immediate family member of the associate is a principal or officer of such enterprise, or an employee of such enterprise who will play a significant role in the business done or to be done between the company and such enterprise, without prior approval of the Compliance Committee, or in the case of executive officers or members of the Board of Directors, the full Board of Directors or a committee thereof. • No executive officer or employee, or an immediate family member of an executive officer or an employee, shall serve as a director, officer or in any other management or consulting capacity of any actual competitor of the company. • No director, or an immediate family member of a director, shall serve as a director, officer or in any other management or consulting capacity of any actual competitor of the company, without the prior approval of the full Board of Directors or a committee thereof. • No associate shall use any company property or information or his or her position at the company for his or her personal gain. • No associate shall engage in activities that are directly competitive with those in which the company is engaged. • No associate shall divert a business opportunity from the company to such individual’s own benefit. If an associate becomes aware of an opportunity to acquire or profit from a business opportunity or investment in which the company is or may become involved or in which the company may have an existing interest, the associate should disclose the relevant facts to the Corporate Compliance Officer or a member of the Compliance Committee. The associate may proceed to take advantage of such opportunity only if the company is unwilling or unable to take advantage of such opportunity as notified in writing by the Compliance Committee.

6 • No associate or immediate family member of an associate shall receive any loan or advance from the company or be the beneficiary of a guarantee by the company of a loan or advance from a third party, except for customary advances or corporate credit in the ordinary course of business or approved by the Compliance Committee. Please see Section V.E. below, “Corporate Advances”, for more information on permitted corporate advances. In addition, the Audit Committee of the Board of Directors will review and approve, in advance, all “Related-Person Transactions” (as defined under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended), as required by the Securities and Exchange Commission, The Nasdaq Stock Market or any other regulatory body to which the company is subject. Each associate should make prompt and full disclosure in writing to the Corporate Compliance Officer or a member of the Compliance Committee of any situation that may involve a conflict of interest. Failure to disclose any actual or perceived conflict of interest is a violation of the Code. V. PROTECTION AND PROPER USE OF COMPANY ASSETS Proper protection and use of company assets and assets entrusted to it by others, including proprietary information, is a fundamental responsibility of each associate of the company. Associates must comply with security programs to safeguard such assets against unauthorized use or removal, as well as against loss by criminal act or breach of trust. The provisions hereof relating to protection of the company’s property also apply to property of others entrusted to it (including proprietary and confidential information). A. Proper Use of Company Property The removal from the company’s facilities of the company’s property is prohibited, unless authorized by the company. This applies to furnishings, equipment, and supplies, as well as property created or obtained by the company for its exclusive use — such as client lists, files, personnel information, reference materials and reports, computer software, data processing programs and data bases. Neither originals nor copies of these materials may be removed from the company’s premises or used for purposes other than the company’s business without prior written authorization from the Compliance Committee. The company’s products and services are its property; contributions made by any associate to their development and implementation are the company’s property and remain the company’s property even if the individual’s employment or directorship terminates. Each associate has an obligation to use the time for which he or she receives compensation from the company productively. Work hours should be devoted to activities directly related to the company’s business.

7 B. Confidential Information The company provides its associates with confidential information relating to the company and its business with the understanding that such information is to be held in confidence and not communicated to anyone who is not authorized to see it, except as may be required by law. The types of information that each associate must safeguard include (but are not limited to) the company’s plans and business strategy, unannounced products and/or contracts, sales data, significant projects, customer and supplier lists, patents, patent applications, trade secrets, manufacturing techniques and sensitive financial information, whether in electronic or paper format. These are costly, valuable resources developed for the exclusive benefit of the company. No associate shall disclose the company’s confidential information to an unauthorized third party or use the company’s confidential information for his or her own personal benefit. C. Accurate Records and Reporting Under law, the company is required to keep books, records and accounts that accurately and fairly reflect all transactions, dispositions of assets and other events that are the subject of specific regulatory record keeping requirements, including generally accepted accounting principles and other applicable rules, regulations and criteria for preparing financial statements and for preparing periodic reports filed with the Securities and Exchange Commission. All company reports, accounting records, sales reports, expense accounts, invoices, purchase orders, and other documents must accurately and clearly represent the relevant facts and the true nature of transactions. Reports and other documents should state all material facts of a transaction and not omit any information that would be relevant in interpreting such report or document. Under no circumstance may there be any unrecorded liability or fund of the company, regardless of the purposes for which the liability or fund may have been intended, or any improper or inaccurate entry knowingly made on the books or records of the company. No payment on behalf of the company may be approved or made with the intention, understanding or awareness that any part of the payment is to be used for any purpose other than that described by the documentation supporting the payment. In addition, intentional accounting misclassifications (e.g., expense versus capital) and improper acceleration or deferral of expenses or revenues are unacceptable reporting practices that are expressly prohibited. The company has developed and maintains a system of internal controls to provide reasonable assurance that transactions are executed in accordance with management’s authorization, are properly recorded and posted, and are in compliance with regulatory requirements. The system of internal controls within the company includes written policies and procedures, budgetary controls, supervisory review and monitoring, and various other checks and balances, and safeguards, such as password protection to access certain computer systems. The company has also developed and maintains a set of disclosure controls and procedures to ensure that all information required to be disclosed by the company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms. Associates are expected to be familiar with, and to adhere strictly to, these internal controls and disclosure controls and procedures.

8 Responsibility for compliance with these internal controls and disclosure controls and procedures rests not solely with the company’s accounting personnel, but with all associates involved in approving transactions, supplying documentation for transactions, and recording, processing, summarizing and reporting of transactions and other information required by periodic reports filed with the Securities and Exchange Commission. Because the integrity of the company’s external reports to shareholders and the Securities and Exchange Commission depends on the integrity of the company’s internal reports and record keeping, all associates must adhere to the highest standards of care with respect to our internal records and reporting. The company is committed to full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by it with the Securities and Exchange Commission, and it expects each associate to work diligently towards that goal. Any associate who believes the company’s books and records are not in accord with these requirements should immediately report the matter to the Hotline, the Corporate Compliance Officer or a member of the Compliance Committee. The company has adopted explicit anti- retaliation policies with respect to these matters, as described in Section I above. D. Document Retention Numerous federal and state statutes require the proper retention of many categories of records and documents that are commonly maintained by companies. In consideration of those legal requirements and the company’s business needs, all associates must maintain records in accordance with these laws and, if any, the company’s document retention policy. Any record, in paper or electronic format, relevant to a threatened, anticipated or actual internal or external inquiry, investigation, matter or lawsuit may not be discarded, concealed, falsified, altered, or otherwise made unavailable, once an associate has become aware of the existence of such threatened, anticipated or actual internal or external inquiry, investigation, matter or lawsuit. When in doubt regarding retention of any record, an associate must not discard or alter the record in question and should seek guidance from the Corporate Compliance Officer or a member of the Compliance Committee. Associates should also direct all questions regarding document retention and related procedures to the Corporate Compliance Officer or a member of the Compliance Committee. E. Corporate Advances Under law, the company may not loan money to associates except in limited circumstances. It shall be a violation of the Code for any associate to advance company funds to any other associate or to himself or herself except for usual and customary business advances for legitimate corporate purposes which are approved by a supervisor or pursuant to a corporate credit card for usual and customary, legitimate business purposes. It is the company’s policy that any advance to an associate not meeting the forgoing criteria be approved in advance by the Compliance Committee.

9 Company credit cards are to be used only for authorized, legitimate business purposes. An associate will be responsible for any unauthorized charges to a company credit card. VI. FAIR DEALING WITH CUSTOMERS, SUPPLIERS, COMPETITORS, AND ASSOCIATES The company does not seek to gain any advantage through the improper use of favors or other inducements. Good judgment and moderation must be exercised to avoid misinterpretation and adverse effect on the reputation of the company or its associates. Offering, giving, soliciting or receiving any form of bribe to or from an employee of a customer, a supplier, a vendor, service provider, regulatory official, physician, clinical investigator, investigative site or the like to influence its conduct is strictly prohibited. A. Giving Gifts Cash or cash-equivalent gifts must not be given by an associate to any person or enterprise. Gifts, favors and entertainment may be given to non-governmental employees if what is given: • is consistent with customary business practice; • is not excessive in value and cannot be construed as a bribe or pay-off; • is not in violation of applicable law or ethical standards; and • will not embarrass the company or the associate if publicly disclosed. B. Receiving Gifts Gifts, favors, entertainment or other inducements may not be accepted by associates or members of their immediate families from any person or organization that does or seeks to do business with, or is a competitor of, the company, except as common courtesies usually associated with customary business practices. If the gift is of more than token value, the Compliance Committee must approve its acceptance. An especially strict standard applies when suppliers, physicians, clinical investigators or investigative sites are involved. If a gift unduly influences or makes an associate feel obligated to “pay back” the other party with business, receipt of the gift is unacceptable. It is never acceptable to accept a gift in cash or cash equivalent. Even cash gifts of token value must be declined and returned to the sender. C. Unfair Competition Although the free enterprise system is based upon competition, rules have been imposed stating what can and what cannot be done in a competitive environment. The following practices can lead to liability for “unfair competition” and should be avoided. They are violations of the Code.

10 Disparagement of Competitors. It is not illegal to point out weaknesses in a competitor’s service, product or operation; however, associates may not spread false rumors about competitors or make misrepresentations about their businesses. For example, an associate may not pass on anecdotal or unverified stories about a competitor’s products or services as the absolute truth (e.g., the statement that “our competitors’ diagnostic testing procedures have poor quality control”). Disrupting a Competitor’s Business. This includes bribing a competitor’s employees, posing as prospective customers or using deceptive practices such as enticing away employees in order to obtain secrets or destroy a competitor’s organization. For example, it is not a valid form of “market research” to visit a competitor’s place of business posing as a customer. Misrepresentations of Price and Product. Lies or misrepresentations about the nature, quality or character of the company’s services and products are both illegal and contrary to company policy. An associate may only describe our services and products based on their documented specifications, not based on anecdote or his or her belief that our specifications are too conservative. D. Antitrust Concerns Federal and state antitrust laws are intended to preserve the free enterprise system by ensuring that competition is the primary regulator of the economy. Every corporate decision that involves customers, competitors, and business planning with respect to output, sales and pricing raises antitrust issues. Compliance with the antitrust laws is in the public interest, in the interest of the business community at large, and in our company’s interest. Failing to recognize antitrust risk is costly. Antitrust litigation can be very expensive and time-consuming. Moreover, violations of the antitrust laws can, among other things, subject you and the company to the imposition of injunctions, treble damages, and heavy fines. Criminal penalties may also be imposed, and individual associates can receive heavy fines or even be imprisoned. For this reason, antitrust compliance should be taken seriously at all levels within the company. A primary focus of antitrust laws is on dealings between competitors. In all interactions with actual or potential competitors all associates must follow these rules: • Never agree with a competitor or a group of competitors to charge the same prices or to use the same pricing methods, to allocate services, customers, private or governmental payor contracts or territories among yourselves, to boycott or refuse to do business with a provider, vendor, payor or any other third party, or to refrain from the sale or marketing of, or limit the supply of, particular products or services. • Never discuss past, present, or future prices, pricing policies, bundling, discounts or allowances, royalties, terms or conditions of sale, costs, choice of customers, territorial markets, production quotas, allocation of customers or territories, or bidding on a job with a competitor.

11 • Be careful of your conduct. An “agreement” that violates the antitrust laws may be not only a written or oral agreement, but also a “gentlemen’s agreement” or a tacit understanding. Such an “agreement” need not be in writing. It can be inferred from conduct, discussions or communications of any sort with a representative of a competitor. • Make every output and sales-related decision (pricing, volume, etc.) independently, in light of costs and market conditions and competitive prices. • Carefully monitor trade association activity. These forums frequently create an opportunity for competitors to engage in antitrust violations. Another focus of antitrust law is how a company deals with customers, suppliers, contractors and other third parties. The following practices could raise issues, and associates should always consult with the Corporate Compliance Officer or the Compliance Committee before doing any of the following: • Refusing to sell to any customers or prospective customer; • Entering into any new distribution or supply agreement which differs in any respect from those previously approved; • Conditioning a sale on the customer’s purchasing another product or service, or on not purchasing the product of a competitor; • Agreeing with a customer on a minimum or maximum resale price of our products; • Imposing restrictions on the geographic area to which our customers may resell our products; • Requiring a supplier to purchase products from the company as a condition of purchasing products from that supplier; • Entering into an exclusive dealing arrangement with a supplier or customer; or • Offering different prices, terms, services or allowances to different customers who compete or whose customers compete in the distribution of commodities. If our company has a dominant or potentially dominant position with respect to a particular product or market, especially rigorous standards of conduct must be followed. In these circumstances, all associates should: • Consult with the Corporate Compliance Officer or the Compliance Committee before selling at unreasonably low prices or engaging in any bundling practices; and

12 • Keep the Corporate Compliance Officer or the Compliance Committee fully informed of competitive strategies and conditions in any areas where the company may have a significant market position. Finally, always immediately inform the Corporate Compliance Officer or the Compliance Committee if local, state or federal law enforcement officials request information from the company concerning its operations. E. Unfair Practices in International Business Associates of the company are prohibited from making certain gifts to foreign officials. “Foreign officials” include not only persons acting in an official capacity on behalf of a foreign government, agency, department or instrumentality, but also representatives of international organizations, foreign political parties and candidates for foreign public office. The gift is “corrupt” if it is made for the purpose of: • Influencing any act or decision of a foreign official in his official capacity; • Inducing a foreign official to do or omit to do any act in violation of his lawful duty; • Inducing a foreign official to use his position to affect any decision of the government; or • Inducing a foreign official to secure any “improper advantage.” A gift is still “corrupt” even when paid through an intermediary. Any associate who has any questions whatsoever as to whether a particular gift might be “corrupt”, please contact the Corporate Compliance Officer or any member of the Compliance Committee. Please note that this section reflects compliance with the Foreign Corrupt Practices Act. VII. GOVERNMENT RELATIONS Associates must adhere to the highest standards of ethical conduct in all relationships with government employees and must not improperly attempt to influence the actions of any public official. A. Government Procurement and Funding The U.S. government, governments of other countries and many state, regional and local governments have adopted comprehensive laws and regulations governing the purchase of products from private contractors or the provision of funds to the private sector for research and development. These laws and regulations are intended to assure that governmental entities receive pricing, terms, and/or conditions equivalent to those granted to the company’s most favored commercial counterparties and that there is full and open competition in contracting. When selling products or services to, or seeking funding from, government agencies, the company is accountable for complying with all applicable laws, regulations, and requirements.

13 Certifications to, and contracts with, government agencies are to be signed by a company associate authorized by the Board of Directors to sign such documents, based upon knowledge that all requirements have been fully satisfied. B. Payments to Officials Payments or gifts shall not be made directly or indirectly to any government official or associate if the gift or payment is illegal under the laws of the country having jurisdiction over the transaction, or if it is for the purpose of influencing or inducing the recipient to do, or omit to do, any act in violation of his or her lawful duty. Under no circumstances should gifts be given to any government employees. C. Political Contributions Company funds, property or services may not be contributed to any political party or committee, or to any candidate for or holder of any office of any government. This policy does not preclude, where lawful, company expenditures to support or oppose public referendum or separate ballot issues, or, where lawful and when reviewed and approved in advance by the Compliance Committee, the formation and operation of a political action committee. VIII. COMPLIANCE WITH LAWS, RULES AND REGULATIONS A. Insider Trading Policy The company expressly forbids any associate from trading on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” This policy applies to every associate of the company and extends to activities both within and outside their duties to the company, including trading for a personal account. The concept of who is an “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purpose. A temporary insider can include, among others, a company’s investment advisors, agents, attorneys, accountants and lending institutions, as well as the employees of such organizations. An associate may also become a temporary insider of another company with which our company has a contractual or other relationship. Trading on inside information is not a basis for liability unless the information is material. This is information that a reasonable investor would consider important in making his or her investment decisions, or information that is likely to have a significant effect on the price of a company’s securities. Information is non-public until it has been effectively communicated to the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information found in a report filed with the Securities and Exchange Commission or appearing in a national newspaper would be considered public.

14 Each associate should be familiar with and abide by the company’s Insider Trading Policy. A copy of this policy is given to all new associates of the company and is available from the Corporate Compliance Officer. B. Equal Employment Opportunity The company makes employment-related decisions without regard to a person’s veteran status, uniform service member status, race, color, creed, religion, sex, gender, sexual orientation, gender identity or expression, gender dysphoria, marital or partnership status, pregnancy or pregnancy-related condition, national origin, ancestry, age, alienage, genetic information, medical condition, present or past history of mental disability, physical disability, learning disability or intellectual disability (except where a disability is a bona fide occupational disqualification), or any other protected class under federal, state, or local law. “Employment decisions” generally mean decisions relating to hiring, recruiting, training, promotions and compensation, but the term may encompass other employment actions as well. The company encourages its associates to bring any problem, complaint or concern regarding any alleged employment discrimination to the attention of the Corporate Compliance Officer or any member of the Compliance Committee. Associates who have concerns regarding conduct they believe is discriminatory should also feel free to make any such reports to the Corporate Compliance Officer, a member of the Compliance Committee, or the Hotline. A copy of the company’s Equal Employment Opportunity policy is given to all new associates of the company and is available from the Corporate Compliance Officer. C. Sexual Harassment Policy The company is committed to maintaining a collegial work environment in which all individuals are treated with respect and dignity and which is free of sexual harassment. In keeping with this commitment, the company will not tolerate sexual harassment of associates by anyone, including any supervisor, co-worker, vendor, client or customer, whether in the workplace, at assignments outside the workplace, at company-sponsored social functions or elsewhere. Each associate should be familiar with and abide by the company’s Policy Against Harassment and Discrimination. A copy of this policy is provided to all associates and is available from the Corporate Compliance Officer or any member of the Compliance Committee. D. Health, Safety & Environment Laws Health, safety, and environmental responsibilities are fundamental to the company’s values. Associates are responsible for ensuring that the company complies with all provisions of the health, safety, and environmental laws of the United States and of other countries where the company does business. The penalties that can be imposed against the company and its associates for failure to comply with health, safety, and environmental laws can be substantial, and include imprisonment and fines.

15 E. Health Care Regulations The company is committed to full compliance with federal and state laws, including laws prohibiting health care fraud and abuse such as the federal and state anti-kickback laws., the physician self-referral law commonly known as the Stark law and the federal and state false claims laws. The federal anti-kickback statute prohibits the knowing and willful payment of remuneration to a physician, hospital or other source with the intent to induce the physician, hospital or other source to refer patients or order or recommend any items or services paid for by any federal health care program. There are certain “safe harbor” exceptions to this statute; however, their application is complicated. A violation of the federal anti-kickback statute can result in severe penalties, including criminal conviction, fines and exclusion from Medicare and Medicaid programs. Many other jurisdictions, including many states, have similar anti-kickback laws governing items or services payable under government programs or by private insurance companies. A federal statute similar to the federal anti-kickback statute is the Stark Law. The Stark Law prohibits physicians who have certain financial relationships with health care entities from ordering designated health services for their patients from such entities. Certain safe harbor provisions exist but are complicated in their application. A violation of the Stark Law can result in denial of payment and civil monetary penalties. Federal and state false claims laws prohibit knowing and willful false statements or representations made in connection with a claim submitted for reimbursement to health care programs such as Medicare and Medicaid. Claims that (i) provide misleading or incomplete information to customers regarding health care products or services, (ii) fail to include proper documentation or show a failure to obtain proper diagnosis information and (iii) bill for services not rendered, coded improperly or otherwise not rendered in the manner required, have resulted in penalties to providers under false claims statues. A violation of a false claims statute can result in severe consequences including civil penalties and criminal conviction. As the application of federal and state anti-kickback and false claims laws is very complicated and nuanced, it is imperative that an associate with questions about the application of these laws contact the Corporate Compliance Officer a member of the Compliance Committee for guidance in advance of taking any action where any such law may be applicable. IX. QUESTIONS UNDER THE CODE AND WAIVER PROCEDURES Associates are encouraged to consult with the Corporate Compliance Officer and Compliance Committee about any uncertainty or questions they may have under the Code. If any situation should arise where a course of action would likely result in a violation of the Code but for which the associate thinks that a valid reason for the course of action exists, the associate should contact the Corporate Compliance Officer or a member of the Compliance Committee to obtain a waiver prior to the time the action is taken. No waivers will be granted after the fact for actions already taken. Except as noted below, the Compliance Committee will review all the facts surrounding the proposed course of action and will determine whether a waiver from any policy in the Code should be granted.

16 Waiver Procedures for Executive Officers and Directors. Waiver requests by an executive officer or member of the Board of Directors shall be referred by the Compliance Committee, with its recommendation, to the Board of Directors or a committee thereof for consideration. If either (i) a majority of the independent directors on the Board of Directors, or (ii) a committee comprised solely of independent directors agrees that the waiver should be granted, it will be granted. The company will disclose the nature and reasons for the waiver on a Form 8-K to be filed with the Securities and Exchange Commission within four business days or as otherwise permitted by the rules of the Securities and Exchange Commission and The Nasdaq Stock Market. If the Board denies the request for a waiver, the waiver will not be granted and the associate may not pursue the intended course of action. It is the company’s policy only to grant waivers from the Code in limited and extraordinary circumstances. X. FREQUENTLY ASKED QUESTIONS (FAQ’S) REGARDING REPORTING VIOLATIONS UNDER THE CODE, WHISTLEBLOWER POLICY AND HOTLINE The following questions and answers address each associate’s obligation to comply with the Code. The company has attempted to design procedures that ensure maximum confidentiality and, most importantly, freedom from the fear of retaliation for complying with and reporting violations under the Code. Q: Do I have a duty to report violations under the Code? A: Yes, participation in the Code and its compliance program is mandatory. You must immediately report any suspected or actual violation of the Code to the Hotline, the Corporate Compliance Officer or a member of the Compliance Committee. The company will keep reports confidential to the fullest extent required by applicable law. Failure to report suspected or actual violations is itself a violation of the Code and may subject you to disciplinary action, up to and including termination of employment or legal action. Q: I’m afraid of being fired for raising questions or reporting violations under the Code. Will I be risking my job if I do? A: The Code contains a clear anti-retaliation pledge, meaning that if you in good faith report a violation of the Code by the company, or its agents acting on behalf of the company, to the Hotline, the Corporate Compliance Officer or another member of the Compliance Committee, the company will undertake to protect you from being fired, demoted, reprimanded or otherwise harmed for reporting the violation, even if the violation involves you, your supervisor, or senior management of the company. Note, however, that while you will not be disciplined for reporting a violation, you may be subject to discipline with respect to the underlying conduct or violation. You are entitled to make the report on a confidential and anonymous basis. To the extent an investigation must be initiated, the company will keep confidential any report you make to the Corporate Compliance Officer or another member of the Compliance Committee to the extent required by applicable law. In addition, if you in good faith report a suspected violation under the Code which you

17 reasonably believe constitutes a violation of a federal statute by the company, or its agents acting on behalf of the company, to a federal regulatory or law enforcement agency, you may not be reprimanded, discharged, demoted, suspended, threatened, harassed or in any manner discriminated against in the terms and conditions of your employment for reporting the suspected violation, regardless of whether the suspected violation involves you, your supervisor or senior management of the company. Associates are encouraged to pursue all internal reporting channels through completion and reasonably await and consider the results of all internal investigations prior to reporting matters outside of the company. We have instituted the procedures described in this Code, including procedures to make anonymous submissions (a form of internal report), to facilitate the use of internal investigations. Individuals should also consider leaving, but are not required to leave, their name or a contact number when submitting a report. Such information may facilitate a more thorough and efficient investigation. The Corporate Compliance Officer will strive to maintain the integrity and confidentiality of all compliance-related communications. However, in certain circumstances, the identity of the person reporting the issue may become known or may need to be revealed, particularly if federal or state enforcement authorities become involved in the investigation. The company cannot guarantee confidentiality when material evidence of a violation of the law is disclosed or if the person is identified during the normal course of an investigation. Nothing in the Code prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. You do not need the prior authorization of the Corporate Compliance Officer, the Compliance Committee, the Audit Committee or any other party to make any such reports or disclosures and you are not required to notify the company that you have made such reports or disclosures. Q: How are suspected violations investigated under the Code? A: When a suspected violation is reported to the Hotline, the Corporate Compliance Officer or a member of the Compliance Committee, the Compliance Committee will gather information about the allegation by interviewing the associate reporting the suspected violation, the associate who is accused of the violation and/or any co-workers or associates of the accused associates to determine if a factual basis for the allegation exists. The reporting associate’s immediate supervisor will not be involved in the investigation if the reported violation involved that supervisor. The company will keep the identity of the reporting associate confidential to the fullest extent required by applicable law. If the report is not substantiated, the reporting associate will be informed and at that time will be asked for any additional information not previously communicated. If there is no additional information, the Corporate Compliance Officer will close the matter as unsubstantiated. If the allegation is substantiated, the Compliance Committee will make a judgment as to

18 the degree of severity of the violation and the appropriate disciplinary response. In more severe cases, the Compliance Committee will make a recommendation to the Board of Directors of the company for its approval. The Board’s decision as to disciplinary and corrective action will be final. In the case of less severe violations, the Corporate Compliance Officer may refer the violation to the individual’s supervisor, the Human Resources Department, the Corporate Compliance Officer or any member of the Compliance Committee for appropriate disciplinary action. The Compliance Committee shall provide a summary of all matters considered under the Code to the Board of Directors or a committee thereof at each regular meeting thereof, or sooner if warranted by the severity of the matter. Q: Do I have to participate in any investigation under the Code? A: Your full cooperation with any pending investigation under the Code is a condition of your continued relationship with the company. The refusal to cooperate fully with any investigation is a violation of the Code and grounds for discipline, up to and including termination. Q: What are the consequences of violating the Code? A: As explained above, associates who violate the Code may be subject to discipline, up to and including termination of employment. Associates who violate the Code may simultaneously violate federal, state, local or foreign laws, regulations or policies. Such associates may be subject to prosecution, imprisonment and fines, and may be required to make reimbursement to the company, the government or any other person for losses resulting from the violation. They may be subject to punitive or treble damages depending on the severity of the violation and applicable law. Q: What if I have questions under the Code or want to obtain a waiver under any provision of the Code? A: The Corporate Compliance Officer and any member of the Compliance Committee can help answer questions you may have under the Code. Particularly difficult questions will be answered with input from the Compliance Committee as a whole. In addition, Section IX of the Code provides information on how you may obtain a waiver from the Code; waivers will be granted only in very limited circumstances. You should never pursue a course of action that is unclear under the Code without first consulting the Corporate Compliance Officer or the Compliance Committee, and if necessary, obtaining a waiver from the Code.

A-1 APPENDIX A ASSOCIATE’S AGREEMENT TO COMPLY I have read the Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH Corporate Code of Conduct and Ethics and Whistleblower Policy (the “Code”). I have obtained an interpretation of any provision about which I had a question. I agree to abide by the provisions of the Code. Based on my review, I acknowledge that To the best of my knowledge, I am not in violation of, or aware of any violation by others of, any provision contained in the Code; OR I have made a full disclosure on the reverse side of this acknowledgement of the facts regarding any possible violation of the provisions set forth in the Code. In addition, I understand that I am required to report any suspected or actual violation of the Code, and that I may make such reports on a fully anonymous basis through the mechanisms described in this Code. I understand that I am required to cooperate fully with the company in connection with the investigation of any suspected violation. I understand that my failure to comply with the Code or its procedures may result in disciplinary action, up to and including termination. By: Date: Name (Please print): Department/Location: